UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 6, 2014

                           DIVERSIFIED RESOURCES. INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

        Nevada                         None                      98-0687026
 -------------------              ---------------             ---------------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
of incorporation)                                            Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 797-5417

                                       N/A
                   ------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR240.13e-4(c))

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 Item 1.01     Entry into a Material Definitive Agreement

     On June 6, 2014, Diversified entered into an agreement with an independent oil and gas company to acquire oil and gas properties consisting of producing oil and gas wells and oil and gas leases.

     The purchase price for the oil and gas properties was to be payable in cash of $6,000,000 and 900,000 in restricted shares of Diversified's common stock.

     On August 7, 2014 the agreement was amended such that Diversified would acquire all of the outstanding shares of the independent oil and gas company for the same price.

     On October 7, 2014 Diversified and the independent oil and gas company reached a new agreement which replaced, in its entirety, the June 6, 2014 agreement and the August 7, 2014 amendment.

     Pursuant to the terms of the new agreement, Diversified will acquire approximately 98% of the outstanding shares of the independent oil and gas company for cash of $500,000, 900,000 restricted shares of Diversified's common stock, a promissory note in the principal amount of approximately $1,800,000 and the assumption of liabilities of the independent oil and gas company in the approximate amount of $1,700,000 (subject to adjustment for unknown liabilities). The note will be effective when certain leases covering Indian tribal lands have been issued. The note will bear interest at 5% a year and will be payable in October 2014.

     The assets of the independent oil and gas company consist of:

     o 48 producing oil and gas wells, all of which will be operated by the Company after closing;

     o    leases covering approximately 10,400 gross and net acres; and

     o    miscellaneous equipment.

     If the acquisition is completed, Diversified will have:

     o an average working interest of approximately 100% (80% net revenue interest) in the 48 producing wells; and

     o an average 100% working interest (80% net revenue interest) in the oil and gas leases.

     The oil and gas properties are located in the Horseshoe-Gallup field in San Juan County, New Mexico.

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

 Item 9.01     Financial Statements and Exhibits

 Exhibit Number   Description
 --------------   -----------

     10.7         Agreement relating to Horseshoe Gallup Field





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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 7, 2014

                                    DIVERSIFIED RESOURCES, INC.


                                    By:/s/ Paul Laird
                                       ---------------------------------
                                       Paul Laird, Chief Executive Officer